Exhibit 10.15

EXECUTION VERSION

SUBSIDIARY GUARANTY

Dated as of January 14, 2011

From

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

THE ADDITIONAL SUBSIDIARY GUARANTORS REFERRED TO HEREIN

as Subsidiary Guarantors

in favor of

THE SECURED PARTIES REFERRED TO IN

THE CREDIT AGREEMENT REFERRED TO HEREIN

Exhibit A—Subsidiary Guaranty Supplement

Subsidiary Guaranty

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY dated as of January 14, 2011 (this “Guaranty”) made by the Persons listed on the signature pages hereof and the Additional Subsidiary Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Subsidiary Guarantors being, collectively, the “Subsidiary Guarantors” and, individually, each a “Subsidiary Guarantor”) in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT

Cedar I Merger Sub, Inc. (“Merger Sub” and, immediately prior to the consummation of the Merger (as defined in the Credit Agreement), the “Borrower”), a Delaware corporation to be merged with and into CommScope, Inc., a Delaware corporation (the “Company” and, upon and after the consummation of the Merger, the “Borrower”) and Cedar I Holding Company, Inc., a Delaware corporation (“Holdings”), are parties to that certain Credit Agreement dated as of January 14, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) by and among the Borrower, Holdings, the Lenders party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”) and as the Collateral Agent (in such capacity, the “Collateral Agent,” and, together with the Administrative Agent, collectively, the “Agents,” and each an “Agent”), and J.P. Morgan Securities LLC, as arranger and sole bookrunner. Each Subsidiary Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the Transactions. It is a condition precedent to the making of Loans by the Lenders that each Subsidiary Guarantor shall have executed and delivered to the Administrative Agent this Guaranty. For the avoidance of doubt, references in this Guaranty to “Guarantors” refers, collectively, to the Subsidiary Guarantors together with Holdings, and each of the Guarantors is referred to in this Guaranty as a “Guarantor.”

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans, each Subsidiary Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability.

(a) Each Subsidiary Guarantor hereby, jointly and severally with the other Guarantors, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Agents, for the benefit of the Secured Parties, the punctual payment in full when due, whether at scheduled maturity or on any date of a required prepayment or by declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (defined below) (11 U.S.C. § 362(a)) or any other insolvency legislation), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether now or hereafter existing, and whether due or to become due, of all Obligations of each other Loan Party under or in respect of the Loan Documents (as used herein, collectively, the “Secured Documents”)

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(including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute (the “Bankruptcy Code”), or any applicable provisions of comparable state or other applicable law, whether or not such interest is an allowed claim in such proceeding), premiums, fees, indemnities, contract causes of action, costs (including, without limitation, costs of collection), expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by each Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Secured Document, to the extent reimbursable under Section 10.04 of the Credit Agreement. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Secured Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not of collectability.

(b) The Agents, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that, notwithstanding any term or provision of this Guaranty or any other Loan Document to the contrary, the maximum aggregate amount of the Guaranteed Obligations for which each Subsidiary Guarantor shall be liable at any time shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code, Section 286 of the Companies Act 1963 or any applicable provisions of comparable state or other applicable law) (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of the Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by the Subsidiary Guarantor pursuant to (i) applicable law, (ii) this Section 1(b) or (iii) any other Contractual Obligations providing for an equitable allocation among such Subsidiary Guarantor and other Guarantors, Subsidiaries or Affiliates of the Borrower of Obligations arising under this Section 1(b) or other guaranties of the Obligations of the Borrower by any parties.

(c) Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or the Holdings Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and Holdings and each other guarantor and surety so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Secured Documents.

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Section 2. Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Secured Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Subsidiary Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or any other guarantor or surety or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses (other than a defense of payment in full of the Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been asserted)) it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Secured Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, or any other amendment or waiver of or any consent to departure from any Secured Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Secured Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

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(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments.

(a) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature (in accordance with the terms hereof) and applies to all Guaranteed Obligations, whether existing now or in the future. For the avoidance of doubt, each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to the Guaranteed Obligations.

(c) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

(d) Each Subsidiary Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon such Subsidiary Guarantor and without affecting the liability of such Subsidiary Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Subsidiary Guarantor hereby waives any defense to the recovery by the Administrative Agent or the Collateral Agent and the other Secured Parties against such Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

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(e) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives for the benefit of the Secured Parties (i) without limiting the generality of Section 3(a), any right to require any Secured Party, as a condition of payment or performance by such Subsidiary Guarantor, to (A) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any of the Collateral or any security held from the Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than any other than contingent obligations as to which no claim has been asserted); (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior by such Secured Party which amounts to gross negligence or willful misconduct; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, and (B) the benefit of any statute of limitations affecting any Subsidiary Guarantor’s liability hereunder or the enforcement hereof; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the other Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 3 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

(f) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(g) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Secured Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

(h) The applicable Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default.

(i) Payment by any Subsidiary Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations which have not been paid and with-

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out limiting the generality of the foregoing, if any Secured Party is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor’s or other guarantor’s or surety’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Subsidiary Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by any Subsidiary Guarantor, limit, affect, modify or abridge any Subsidiary Guarantor’s liability hereunder in respect of the Guaranteed Obligations.

(j) Any Secured Party, upon such terms as it deems appropriate, without notice or demand to or on any Person and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor’s liability hereunder, from time to time may, in accordance with the terms of this Guaranty and the other Loan Documents, (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of any Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of any Guaranteed Obligations and take and hold security for the payment hereof or any Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any Guaranteed Obligations, any other guaranties of any Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or any Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent with the applicable Loan Document and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

(k) This Guaranty and the obligations of each Subsidiary Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been asserted)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment, extension or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty

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or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of, or any failure of priority of, a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, setoffs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 4. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s Obligations under or in respect of this Guaranty or any other Secured Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted) and the expiration or termination of all Commitments. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Guaranty and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Secured Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts (other than

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contingent indemnification obligations as to which no claim has been asserted) payable under this Guaranty shall have been paid in full and (iii) the Maturity Date shall have occurred, the Secured Parties will, at such Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Guaranty.

Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments by any Subsidiary Guarantor under this Guaranty or any other Loan Document shall be made, in accordance with the terms of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes.

Section 6. Representations and Warranties. Each Subsidiary Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Subsidiary Guarantor and each Subsidiary Guarantor hereby further represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived, other than such conditions precedent, the satisfaction of which is subject to the discretion of the Agents or any Secured Party.

(b) Such Subsidiary Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Secured Document to which it is or is to be a party, and such Subsidiary Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7. Covenants. Each Subsidiary Guarantor covenants and agrees that unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted) and the expiration or termination of all Commitments, such Subsidiary Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Subsidiary Guarantor or such Subsidiaries to perform or observe.

Section 8. Amendments, Guaranty Supplements, Etc.

(a) Subject to Section 10.01 of the Credit Agreement, no amendment or waiver of any provision of this Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders and the Subsidiary Guarantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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(b) Upon a Subsidiary Guarantor becoming an Excluded Subsidiary, or ceasing to be a Restricted Subsidiary, in each case as a result of a transaction permitted under the Loan Documents and consummated in accordance with the terms and conditions thereof, the Guaranty of such Subsidiary Guarantor shall be released in accordance with the provisions of Section 9.11 of the Credit Agreement.

(c) For the avoidance of doubt, and without limiting the generality of Section 8(b), if all of the Capital Stock of any Subsidiary Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation), in each case as a result of a transaction permitted under the Loan Documents and consummated in accordance with the terms and conditions thereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, shall be released in accordance with the provisions of Section 9.11 of the Credit Agreement.

(d) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Subsidiary Guarantor” and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” or “Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document (A) (other than the Holdings Guaranty) to a “Guarantor,” (B) a “Subsidiary Guarantor” or (C) a “Loan Party” shall also mean and be a reference to such Additional Subsidiary Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Subsidiary Guarantor or other Guarantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 8.02, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender, other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party, to or for the credit or the account of any Subsidiary Guarantor against any and all of the Obligations of such Subsidiary Guarantor now or hereafter existing under the Secured Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Secured Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Section 12. Continuing Guaranty; Assignments under the Credit Agreement and this Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full of the Guaranteed Obligations (notwithstanding any intermediate settling of account) and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Guaranty, and (ii) the Maturity Date, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties, other than pursuant to a transaction permitted by the Credit Agreement and consummated in accordance with the terms and conditions contained therein.

Section 13. Indemnification. Without limitation of any other Obligations of any Subsidiary Guarantor or remedies of the Secured Parties under this Guaranty, each Subsidiary Guarantor shall, to the fullest extent permitted by applicable law, indemnify, defend and save and hold harmless each Indemnitee from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred or asserted or awarded against any Indemnitee in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid, binding obligations of any Loan Party enforceable against such Loan Party in accordance with its terms.

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Section 14. Subordination. Each Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Subsidiary Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14:

(a) Prohibited Payments, Etc. Except as otherwise set forth in this Section 14(a), each Subsidiary Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Sections 8.01(a), (f) or (g) of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), unless the Administrative Agent otherwise agrees, no Subsidiary Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default not described in the preceding sentence, upon notice from the Administrative Agent, no Subsidiary Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Subsidiary Guarantor agrees that the Secured Parties shall be entitled to receive payment in full of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Subsidiary Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Subsidiary Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of this Guaranty.

(d) Agents Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the applicable Agent is authorized and empowered (but without any obligation to so do), in its sole discretion, without notice to any Subsidiary Guarantor, to proceed directly and at once (i) in the name of any Subsidiary Guarantor or Subsidiary Guarantors, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts

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received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), a (ii) to require any Subsidiary Guarantor (A) to collect, recover and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the applicable Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest); in each case, without first proceeding against the Borrower or any other guarantor (including the Guarantors) of the Guaranteed Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor (including the Guarantors) in any proceeding against any Subsidiary Guarantor. At any time after maturity of the Guaranteed Obligations, the applicable Agent may (unless such Guaranteed Obligations have been paid in full), without notice to any Subsidiary Guarantor and regardless of the acceptance of any Collateral for the payment thereof, appropriate and apply toward the payment of such Guaranteed Obligations (a) any indebtedness due or to become due from any Secured Party to any Subsidiary Guarantor and (b) any moneys, credits or other property belonging to any Subsidiary Guarantor at any time held by or coming into the possession of any Secured Party or any of its respective Affiliates.

Section 15. Right of Contribution.

(a) Each Subsidiary Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment.

(b) The Borrower and each Subsidiary Guarantor agrees that to the extent that the Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guaranteed Obligation of any other Guarantor, the Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against the Borrower and any other Guarantor which has not paid its proportionate share of such payment.

(c) The Borrower’s and each Subsidiary Guarantor’s right of contribution under this Section 15 shall be subject to the terms and conditions of Section 4. The provisions of this Section 15 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Agents and the Secured Parties, and the Borrower and each Subsidiary Guarantor shall remain liable to the Agents and the Secured Parties for the full amount guaranteed by the Borrower or such Subsidiary Guarantor hereunder.

Section 16. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty.

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Section 17. Authority of Subsidiary Guarantors. It is not necessary for any Secured Party to inquire into the capacity or powers of any Subsidiary Guarantor or the officers, directors or any agents acting or purporting to act on behalf of any of any Subsidiary Guarantor.

Section 18. Financial Condition of the Borrower. Any Loan may be made to the Borrower or continued from time to time without notice to or authorization from any Subsidiary Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. No Secured Party shall have any obligation to disclose or discuss with any Subsidiary Guarantor its assessment, or any Subsidiary Guarantor’s assessment, of the financial condition of the Borrower. Each Subsidiary Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Subsidiary Guarantor, such Secured Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Subsidiary Guarantor.

Section 19. Stay of Acceleration. If acceleration of the time for payment, or the liability of the Borrower to make any payment, of any amount specified to be payable by the Borrower under the Credit Agreement is stayed, prohibited or otherwise affected upon any bankruptcy, arrangement or liquidation proceeding or other event affecting the Borrower or its payment of its obligations hereunder, all such amounts otherwise subject to acceleration or payment shall nonetheless be deemed for all purposes to be and to have become due and payable by the Borrower and shall be payable by the Subsidiary Guarantors immediately after demand by an Agent.

Section 20. Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remain outstanding, no Subsidiary Guarantor shall, without the prior written consent of the applicable Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization, examinorship or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of each Subsidiary Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, examinorship or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or applicable body resulting from any such proceeding.

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(b) Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Subsidiary Guarantor and Secured Parties that the Guaranteed Obligations which are guaranteed by each Subsidiary Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of the Guaranteed Obligations. Each Subsidiary Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the applicable Agent, or allow the claim of the applicable Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of any Guaranteed Obligations are paid by the Borrower, the obligations of each Subsidiary Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment or payments are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 21. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) SUBMISSION TO JURISDICTION. EACH SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH SUBSIDIARY GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c) WAIVER OF VENUE. EACH SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH SUBSIDIARY GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(E) WAIVER OF JUDICIAL BOND. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH SUBSIDIARY GUARANTOR WAIVES THE REQUIREMENT TO POST ANY BOND THAT OTHERWISE MAY BE REQUIRED OF ANY SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCEEDING TO ENFORCE SUCH SECURED PARTY’S RIGHTS TO PAYMENT HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS, SECURITY INTEREST IN OR OTHER RIGHTS TO THE COLLATERAL OR IN CONNECTION WITH ANY OTHER LEGAL OR EQUITABLE ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO THIS GUARANTY AND THE LOAN DOCUMENTS TO WHICH IT IS A PARTY.

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IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CEDAR I HOLDING COMPANY, INC.

By:	/s/ Claudius E. Watts, IV
Name: Claudius E. Watts, IV Title: President

Signature Page to Subsidiary Guaranty

COMMSCOPE, INC. OF NORTH CAROLINA CONNECTIVITY SOLUTIONS MANUFACTURING, INC. CABLE TRANSPORT, INC. ANDREW LLC ANDREW SYSTEMS, INC. ALLEN TELECOM LLC VEXTRA TECHNOLOGIES, LLC

By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II Title: Senior Vice President

Signature Page to Subsidiary Guaranty